Investor Contact	7930 Jones Branch Drive
Christian Charnaux	McLean, VA 22102
+1 703 883 5205	www.hiltonworldwide.com

Media Contact
Chris Brooks
+1 703 883 5808

Hilton Worldwide Reports Second Quarter Results, Exceeding High End of Guidance for Adjusted EBITDA and EPS, Announces Quarterly Dividend and Raises Full Year Outlook

MCLEAN, VA (July 29, 2015) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its second quarter 2015 results and raised its full year 2015 outlook. Highlights include:

•	EPS, adjusted for special items, for the second quarter was $0.25, a 19 percent increase from the same period in 2014; without adjustments, EPS was $0.16

•	Net income attributable to Hilton stockholders for the second quarter was $161 million

•	Adjusted EBITDA for the second quarter increased 15 percent from the same period in 2014 to $777 million, and Adjusted EBITDA margin increased 320 basis points

•	System-wide comparable RevPAR increased 5.2 percent for the second quarter on a currency neutral basis from the same period in 2014

•	Management and franchise fees for the second quarter increased 17 percent from the same period in 2014 to $434 million

•	Net unit growth was over 11,000 rooms in the second quarter, a 56 percent increase from the same period in 2014

•	Approved 24,000 new rooms for development during the second quarter, growing Hilton's development pipeline to 1,510 hotels, consisting of more than 250,000 rooms, as of June 30, 2015

•
Reduced long-term debt by $175 million during the second quarter; additional $350 million prepayment on senior secured loan facility borrowings in July 2015, for a total reduction of $750 million through July 2015

•	Initiated regular quarterly cash dividend with the announcement on July 29, 2015 of a dividend of $0.07 per share to be paid on or before September 25, 2015

•	Increased outlook for full year Adjusted EBITDA to between $2,820 million and $2,870 million, an increase of $20 million at the midpoint adjusting for the sale of the Hilton Sydney

Overview

For the three months ended June 30, 2015, earnings per share ("EPS") was $0.16 compared to $0.21 for the three months ended June 30, 2014, and EPS, adjusted for special items, was $0.25 for the three months ended June 30, 2015 compared to $0.21 for the three months ended June 30, 2014. Adjusted EBITDA increased 15 percent to $777 million for the three months ended June 30, 2015, compared to $674 million for the three months ended June 30, 2014, and net income attributable to Hilton stockholders was $161 million for the three months ended June 30, 2015 compared to $209 million for the three months ended June 30, 2014.

For the six months ended June 30, 2015, EPS was $0.31 compared to $0.34 for the six months ended June 30, 2014, and EPS, adjusted for special items, was $0.37 for the six months ended June 30, 2015 compared to $0.35 for the six months ended June 30, 2014. Adjusted EBITDA increased 16 percent to $1,376 million for the six months ended June 30, 2015, compared to $1,182 million for the six months ended June 30, 2014, and net income attributable to Hilton stockholders was $311 million for the six months ended June 30, 2015 compared to $332 million for the six months ended June 30, 2014.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We are pleased that strong business fundamentals and execution resulted in Adjusted EBITDA and EPS exceeding the high end of guidance. We remain confident in delivering strong performance going forward and are pleased to commence returning capital to stockholders with our announcement this morning of a quarterly dividend."

Nassetta added, "We continue to lead the industry in organic growth with the largest rooms pipeline and largest share of rooms under construction. Including rooms signed this month, we also reached the milestone of having one million rooms open or under development."

Segment Highlights

Management and Franchise

Management and franchise fees were $434 million in the second quarter of 2015, an increase of 17 percent compared to the same period in 2014. RevPAR at comparable managed and franchised hotels in the second quarter of 2015 increased 5.2 percent on a currency neutral basis (a 3.4 percent increase in actual dollars) compared to the same period in 2014. The increase in RevPAR at comparable managed and franchised hotels and addition of new units have yielded continued strong fee growth during the second quarter of 2015.

Ownership

Revenues from the ownership segment were $1,141 million in the second quarter of 2015, and ownership segment Adjusted EBITDA was $318 million, an increase of 9 percent from the same period in 2014. Adjusted EBITDA margin(1) increased 200 basis points. RevPAR at comparable hotels in the ownership segment increased 5.2 percent on a currency neutral basis (a 1.0 percent decrease in actual dollars) in the second quarter of 2015 compared to the same period in 2014, with an increase in RevPAR of 6.5 percent at comparable ownership segment hotels in the United States. Outside of the United States, RevPAR at comparable ownership segment hotels increased by 3.4 percent on a currency neutral basis (a 10.5 percent decrease in actual dollars).
____________

(1)	Calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues.

Timeshare

Timeshare segment revenue for the second quarter of 2015 was $319 million, an increase of 16 percent from the same period in 2014, and timeshare Adjusted EBITDA was $86 million, an increase of 21 percent. Commissions recognized from the sale of third-party developed timeshare intervals increased $24 million during the second quarter of 2015 from the same period in 2014, and sales revenue on owned inventory increased $14 million.

In the second quarter of 2015, 59 percent of intervals sold were developed by third parties. Hilton Worldwide's overall supply of timeshare intervals as of June 30, 2015 was approximately 124,000 intervals. With the addition of a recently signed condo-hotel conversion in Orlando, Hilton Worldwide increased its timeshare supply to nearly 136,000 intervals, or about six years of sales at current pace, with over 83 percent developed by third parties.

Development

Hilton Worldwide opened 82 hotels and achieved net unit growth of over 11,000 rooms during the second quarter of 2015. In July 2015, Hilton Worldwide entered two new countries with the openings of the Hilton Aruba Caribbean Resort & Casino and the Hilton Garden Inn Guatemala City, increasing Hilton Worldwide's global presence to 97 countries and territories.

As of June 30, 2015, Hilton Worldwide had the largest rooms pipeline in the lodging industry(2), with more than 250,000 rooms at 1,510 hotels throughout 85 countries and territories, including 32 countries and territories where Hilton Worldwide does not currently have any open hotels. Approximately 136,000 rooms, or 54 percent of the pipeline, were located outside of the United States. All of the development pipeline is in the capital light management and franchise segment, and over half, or approximately 128,000 rooms, were under construction. At nearly 20 percent, Hilton Worldwide also has the largest share of rooms under construction globally(2). Including all agreements approved but not signed, Hilton Worldwide's pipeline totaled nearly 265,000 rooms.
____________

(2)	Source: Smith Travel Research, Inc. ("STR") Global New Development Pipeline (June 2015).

Balance Sheet and Liquidity

During the second quarter of 2015, Hilton made voluntary prepayments of $175 million on its senior secured term loan facility. In July 2015, Hilton made an additional $350 million prepayment on its senior secured term loan facility using net proceeds from the sale of the Hilton Sydney.

As of June 30, 2015, Hilton had $10.4 billion of outstanding indebtedness with a weighted average interest rate of 4.2 percent, excluding $780 million of non-recourse debt.

Total cash and cash equivalents were $759 million as of June 30, 2015, including $248 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of June 30, 2015.

Hilton Worldwide initiated a regular quarterly cash dividend with the announcement on July 29, 2015 of a dividend of $0.07 per share on shares of its common stock to be paid on or before September 25, 2015 to stockholders of record of its common stock as of the close of business on August 14, 2015.

Outlook

Full Year 2015

•
System-wide RevPAR is expected to increase between 5.0 percent and 7.0 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 4.0 percent and 6.0 percent on a comparable and currency neutral basis as compared to 2014.

•	Adjusted EBITDA is projected to be between $2,820 million and $2,870 million, an increase of $20 million at the midpoint adjusting for the sale of the Hilton Sydney.

•	Management and franchise fees are projected to increase approximately 11 percent to 13 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $335 million and $350 million.

•	Corporate expense and other is projected to remain flat to prior year.

•	Diluted EPS, adjusted for special items, is projected to be between $0.80 and $0.84.

•	Capital expenditures, excluding timeshare inventory, are expected to be between $350 million and $400 million.

•	Net unit growth is expected to be approximately 40,000 rooms to 45,000 rooms.

•	Expect cash available for debt prepayments or capital return to stockholders to be between $1.1 billion and $1.3 billion, which includes two expected dividend payments.

Third Quarter 2015

•	System-wide RevPAR is expected to increase between 4.5 percent and 6.5 percent on a comparable and currency neutral basis compared to the third quarter of 2014.

•	Adjusted EBITDA is expected to be between $730 million and $750 million.

•	Management and franchise fees are expected to increase approximately 10 percent to 12 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.21 and $0.23.

Conference Call

Hilton Worldwide will host a conference call to discuss second quarter 2015 results on July 29, 2015 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hiltonworldwide.com/investors/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hiltonworldwide.com/investors/financial-reporting/quarterly-results.

Alternatively, participants may listen to the live call by dialing 1-877-201-0168 in the United States or 1-647-788-4901 internationally. Please use the conference ID 74328196. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-859-2056 or 1-404-537-3406 using the Conference ID 74328196.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "approximately," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, Hilton's significant investments in owned and leased real estate, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA, Adjusted EBITDA margins and Net Debt. Please see the schedules to the press release and "Definitions" for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide (NYSE: HLT) is a leading global hospitality company, spanning the lodging sector from luxury and full-service hotels and resorts to extended-stay suites and focused-service hotels. For 96 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of twelve world-class global brands is comprised of more than 4,440 managed, franchised, owned and leased hotels and timeshare properties, with more than 730,000 rooms in 97 countries and territories, including Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®. Visit news.hiltonworldwide.com for more information and connect with Hilton Worldwide at www.facebook.com/hiltonworldwide, www.twitter.com/hiltonworldwide, www.youtube.com/hiltonworldwide, www.flickr.com/hiltonworldwide and www.linkedin.com/company/hilton-worldwide.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues
Owned and leased hotels	$1,135	$1,117	$2,092	$2,062
Management and franchise fees and other	407	354	778	666
Timeshare	319	276	640	555
	1,861	1,747	3,510	3,283
Other revenues from managed and franchised properties	1,061	920	2,011	1,747
Total revenues	2,922	2,667	5,521	5,030

Expenses
Owned and leased hotels	817	833	1,585	1,604
Timeshare	220	188	454	365
Depreciation and amortization	173	158	348	311
General, administrative and other	221	133	348	230
	1,431	1,312	2,735	2,510
Other expenses from managed and franchised properties	1,061	920	2,011	1,747
Total expenses	2,492	2,232	4,746	4,257

Gain (loss) on sales of assets, net	(3)	—	142	—

Operating income	427	435	917	773

Interest income	2	5	8	6
Interest expense	(149)	(158)	(293)	(311)
Equity in earnings from unconsolidated affiliates	9	8	13	12
Gain (loss) on foreign currency transactions	5	32	(13)	46
Other gain (loss), net	18	11	(7)	14

Income before income taxes	312	333	625	540

Income tax expense	(145)	(121)	(308)	(204)

Net income	167	212	317	336
Net income attributable to noncontrolling interests	(6)	(3)	(6)	(4)
Net income attributable to Hilton stockholders	$161	$209	$311	$332

Weighted average shares outstanding
Basic	987	985	986	985
Diluted	989	985	989	985

Earnings per share
Basic	$0.16	$0.21	$0.32	$0.34
Diluted	$0.16	$0.21	$0.31	$0.34

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014(1)	2015	2014(1)
Management and franchise(2)	$434	$371	$825	$702
Ownership(2)(3)(4)(5)	318	292	508	467
Timeshare(2)(3)	86	71	160	153
Corporate and other(4)	(61)	(60)	(117)	(140)
Adjusted EBITDA(6)	$777	$674	$1,376	$1,182
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)
Includes management, royalty and intellectual property fees of $36 million and $29 million for the three months ended June 30, 2015 and 2014, respectively, and $66 million and $56 million for the six months ended June 30, 2015 and 2014, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements. Also includes a licensing fee of $11 million for the three months ended June 30, 2015 and 2014, and $20 million and $22 million for the six months ended June 30, 2015 and 2014, respectively, which is charged to the timeshare segment by the management and franchise segment and was eliminated in the condensed consolidated financial statements. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to the management and franchise segment and a cost to the ownership and timeshare segments.

(3)
Includes charges to timeshare operations for rental fees and fees for other amenities, which were eliminated in the condensed consolidated financial statements. These charges totaled $5 million and $8 million for the three months ended June 30, 2015 and 2014, respectively, and $11 million and $14 million for the six months ended June 30, 2015 and 2014, respectively. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to the ownership segment and a cost to the timeshare segment.

(4)
Includes charges to consolidated owned and leased properties for services provided by Hilton's wholly owned laundry business of $1 million and $2 million for the three months ended June 30, 2015 and 2014, respectively, and $3 million and $4 million for the six months ended June 30, 2015 and 2014, respectively. Also includes other intercompany charges of $1 million for the three months ended June 30, 2015 and 2014, and $2 million for the six months ended June 30, 2015 and 2014. These charges were eliminated in the condensed consolidated financial statements.

(5)	Includes unconsolidated affiliate Adjusted EBITDA.

(6)	See "Non-GAAP Financial Measures Reconciliations—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Americas	80.1%	0.9%	pts.	$141.25	3.9%	$113.17	5.1%
Europe	80.5	1.6		158.03	2.6	127.22	4.6
Middle East & Africa	67.8	4.4		139.21	(4.2)	94.42	2.5
Asia Pacific	67.6	6.1		140.54	(0.6)	95.02	9.4
System-wide	79.2	1.3		142.48	3.4	112.82	5.2

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Americas	76.1%	1.3%	pts.	$139.16	3.9%	$105.87	5.7%
Europe	74.3	2.2		150.61	1.9	111.84	5.0
Middle East & Africa	66.6	3.5		151.92	(1.5)	101.20	4.0
Asia Pacific	66.8	6.4		143.50	(0.4)	95.86	10.1
System-wide	75.2	1.7		140.54	3.4	105.70	5.8

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Waldorf Astoria Hotels & Resorts	69.7%	4.2%	pts.	$265.51	(0.1)%	$185.14	6.2%
Conrad Hotels & Resorts	71.0	4.7		244.55	(2.4)	173.55	4.5
Hilton Hotels & Resorts	78.9	1.7		166.48	2.9	131.32	5.2
DoubleTree by Hilton	77.9	1.3		137.41	3.8	107.00	5.5
Embassy Suites by Hilton	81.3	(0.1)		158.01	5.1	128.40	5.0
Hilton Garden Inn	80.6	0.9		132.40	3.6	106.65	4.8
Hampton by Hilton	78.8	1.5		120.16	3.3	94.73	5.2
Homewood Suites by Hilton	83.2	0.4		132.80	4.5	110.49	5.0
Home2 Suites by Hilton	83.1	2.8		119.28	5.5	99.10	9.2
System-wide	79.2	1.3		142.48	3.4	112.82	5.2

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Waldorf Astoria Hotels & Resorts	69.6%	3.1%	pts.	$286.91	1.8%	$199.80	6.5%
Conrad Hotels & Resorts	69.1	6.1		247.40	(3.1)	170.99	6.2
Hilton Hotels & Resorts	75.5	1.9		164.55	2.8	124.18	5.4
DoubleTree by Hilton	74.0	1.6		134.20	4.2	99.34	6.4
Embassy Suites by Hilton	78.4	0.5		155.80	5.1	122.17	5.7
Hilton Garden Inn	76.4	1.4		129.43	3.5	98.86	5.5
Hampton by Hilton	73.9	2.0		117.73	3.3	87.02	6.2
Homewood Suites by Hilton	79.6	0.7		131.18	4.7	104.41	5.6
Home2 Suites by Hilton	79.1	4.7		114.60	4.2	90.67	10.8
System-wide	75.2	1.7		140.54	3.4	105.70	5.8

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Ownership(1)	82.5%	2.3%	pts.	$189.12	2.3%	$156.04	5.2%
U.S.	86.2	2.1		203.46	3.9	175.44	6.5
International (non-U.S.)	78.2	2.6		171.00	—	133.79	3.4

Management and franchise	78.9	1.2		137.81	3.5	108.68	5.2
U.S.	80.1	0.8		137.85	3.9	110.35	4.9
International (non-U.S.)	73.3	3.4		137.63	1.7	100.90	6.7

System-wide	79.2	1.3		142.48	3.4	112.82	5.2
U.S.	80.4	0.8		141.96	3.9	114.16	5.0
International (non-U.S.)	74.3	3.2		144.71	1.2	107.53	5.8

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Ownership(1)	78.1%	2.1%	pts.	$184.24	2.0%	$143.85	4.8%
U.S.	82.2	1.7		197.11	3.2	161.98	5.4
International (non-U.S.)	73.4	2.6		167.72	0.4	123.05	4.0

Management and franchise	74.9	1.7		136.18	3.6	102.05	6.0
U.S.	75.9	1.3		135.75	4.0	103.03	5.7
International (non-U.S.)	70.4	3.6		138.35	1.7	97.46	7.2

System-wide	75.2	1.7		140.54	3.4	105.70	5.8
U.S.	76.3	1.3		139.61	3.9	106.48	5.7
International (non-U.S.)	71.0	3.4		144.47	1.3	102.62	6.4
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2015	2014	$	%
Management fees:
Base fees(1)	$89	$88	1	1.1
Incentive fees(2)	36	31	5	16.1
Total base and incentive fees	125	119	6	5.0
Other management fees(3)	9	5	4	80.0
Total management fees	134	124	10	8.1
Franchise fees(4)	300	247	53	21.5
Total management and franchise fees	434	371	63	17.0
Other revenues(5)	21	25	(4)	(16.0)
Intersegment fees elimination(1)(2)(4)(5)	(48)	(42)	(6)	14.3
Management and franchise fees and other revenues	$407	$354	53	15.0

	Six Months Ended
	June 30,		Increase / (Decrease)
	2015	2014	$	%
Management fees:
Base fees(1)	$170	$167	3	1.8
Incentive fees(2)	73	65	8	12.3
Total base and incentive fees	243	232	11	4.7
Other management fees(3)	17	12	5	41.7
Total management fees	260	244	16	6.6
Franchise fees(4)	565	458	107	23.4
Total management and franchise fees	825	702	123	17.5
Other revenues(5)	42	46	(4)	(8.7)
Intersegment fees elimination(1)(2)(4)(5)	(89)	(82)	(7)	8.5
Management and franchise fees and other revenues	$778	$666	112	16.8
____________

(1)
Includes management, royalty and intellectual property fees of $32 million and $29 million for the three months ended June 30, 2015 and 2014, respectively, and $58 million and $52 million for the six months ended June 30, 2015 and 2014, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements.

(2)
Includes management, royalty and intellectual property fees of $4 million for the three months ended June 30, 2015 and $8 million and $4 million for the six months ended June 30, 2015 and 2014, respectively. Management, royalty and intellectual property fees for the three months ended June 30, 2014 were less than $1 million. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements.

(3)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(4)
Includes a licensing fee earned from the timeshare segment of $11 million for the three months ended June 30, 2015 and 2014 and $20 million and $22 million for the six months ended June 30, 2015 and 2014, respectively.

(5)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $1 million and $2 million for the three months ended June 30, 2015 and 2014, respectively, and $3 million and $4 million for the six months ended June 30, 2015 and 2014, respectively.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2015	2014	$	%
Revenues
Timeshare sales	$233	$195	38	19.5
Resort operations	51	48	3	6.3
Financing and other	35	33	2	6.1
	$319	$276	43	15.6

Operating Expenses
Timeshare sales	$172	$142	30	21.1
Resort operations	32	32	—	—
Financing and other	16	14	2	14.3
	$220	$188	32	17.0

	Six Months Ended
	June 30,		Increase / (Decrease)
	2015	2014	$	%
Revenues
Timeshare sales	$470	$394	76	19.3
Resort operations	101	97	4	4.1
Financing and other	69	64	5	7.8
	$640	$555	85	15.3

Operating Expenses
Timeshare sales	$360	$277	83	30.0
Resort operations	63	62	1	1.6
Financing and other	31	26	5	19.2
	$454	$365	89	24.4

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of June 30, 2015

	Owned / Leased(1)		Managed		Franchised		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	4	1,148	8	5,555	—	—	12	6,703
Americas (excluding U.S.)	—	—	1	153	1	984	2	1,137
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	4	1,341	—	—	4	1,341
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	707	1	256	4	1,154
Middle East & Africa	1	614	2	641	—	—	3	1,255
Asia Pacific	—	—	11	3,419	1	636	12	4,055
Hilton Hotels & Resorts
U.S.	25	23,142	40	23,416	173	52,665	238	99,223
Americas (excluding U.S.)	3	1,836	23	7,687	19	5,889	45	15,412
Europe	71	18,423	54	15,847	27	7,587	152	41,857
Middle East & Africa	6	2,276	43	13,807	1	410	50	16,493
Asia Pacific	8	3,959	59	21,966	8	2,980	75	28,905
Curio - A Collection by Hilton
U.S.	1	224	1	998	7	2,527	9	3,749
DoubleTree by Hilton
U.S.	11	4,268	29	8,521	263	63,602	303	76,391
Americas (excluding U.S.)	—	—	3	637	14	2,647	17	3,284
Europe	—	—	12	3,608	46	8,073	58	11,681
Middle East & Africa	—	—	8	1,687	4	488	12	2,175
Asia Pacific	—	—	35	10,001	2	965	37	10,966
Embassy Suites by Hilton
U.S.	10	2,523	35	9,415	170	38,992	215	50,930
Americas (excluding U.S.)	—	—	3	623	5	1,282	8	1,905
Hilton Garden Inn
U.S.	2	290	4	430	554	75,841	560	76,561
Americas (excluding U.S.)	—	—	5	639	26	3,967	31	4,606
Europe	—	—	16	2,940	24	3,902	40	6,842
Middle East & Africa	—	—	1	180	—	—	1	180
Asia Pacific	—	—	7	1,123	—	—	7	1,123
Hampton by Hilton
U.S.	1	130	50	6,178	1,889	183,251	1,940	189,559
Americas (excluding U.S.)	—	—	7	935	71	8,542	78	9,477
Europe	—	—	8	1,211	27	4,091	35	5,302
Asia Pacific	—	—	—	—	1	72	1	72
Homewood Suites by Hilton
U.S.	—	—	27	2,921	326	36,458	353	39,379
Americas (excluding U.S.)	—	—	2	224	15	1,699	17	1,923
Home2 Suites by Hilton
U.S.	—	—	—	—	55	5,759	55	5,759
Americas (excluding U.S.)	—	—	1	97	1	127	2	224
Other	3	1,272	3	957	2	302	8	2,531
Lodging	149	60,759	513	149,896	3,734	514,288	4,396	724,943
Hilton Grand Vacations	—	—	44	6,908	—	—	44	6,908
Total	149	60,759	557	156,804	3,734	514,288	4,440	731,851
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2015	2014	$	%
Hotel property and equipment	$66	$64	2	3.1
Timeshare property and equipment	3	1	2	NM(1)
Corporate and other property and equipment	2	2	—	—
Total capital expenditures for property and equipment	71	67	4	6.0
Software capitalization costs	15	17	(2)	(11.8)
Contract acquisition costs	8	5	3	60.0
Expenditures for timeshare inventory net of costs of sales(2)	(1)	(26)	25	(96.2)
Total capital expenditures	$93	$63	30	47.6

	Six Months Ended
	June 30,		Increase / (Decrease)
	2015	2014	$	%
Hotel property and equipment	$148	$106	42	39.6
Timeshare property and equipment	5	1	4	NM(1)
Corporate and other property and equipment	6	3	3	100.0
Total capital expenditures for property and equipment	159	110	49	44.5
Software capitalization costs	23	32	(9)	(28.1)
Contract acquisition costs	19	21	(2)	(9.5)
Expenditures for timeshare inventory net of costs of sales(2)	14	(26)	40	NM(1)
Total capital expenditures	$215	$137	78	56.9
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $35 million and $8 million for the three months ended June 30, 2015 and 2014, respectively, and $76 million and $44 million for the six months ended June 30, 2015 and 2014, respectively, and timeshare costs of sales were $36 million and $34 million for the three months ended June 30, 2015 and 2014, respectively, and $62 million and $70 million for the six months ended June 30, 2015 and 2014, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended
	June 30,
	2015	2014
Net income attributable to Hilton stockholders, as reported	$161	$209
Diluted EPS, as reported	$0.16	$0.21

Special items:
Share-based compensation expense(1)	$64	$6
Net loss (gain) on asset acquisitions and dispositions(2)	51	(11)
Gain on capital lease amendment(3)	(24)	—
Secondary offering expenses(4)	2	6
Total special items before tax	93	1
Income tax expense on special items	(8)	(1)
Total special items after tax	$85	$—

Net income, adjusted for special items	$246	$209
Diluted EPS, adjusted for special items	$0.25	$0.21

	Six Months Ended
	June 30,
	2015	2014
Net income attributable to Hilton stockholders, as reported	$311	$332
Diluted EPS, as reported	$0.32	$0.34

Special items:
Share-based compensation expense(1)	$66	$19
Net gain on asset acquisitions and dispositions(2)	(43)	(11)
Gain on capital lease amendment(3)	(24)	—
Secondary offering expenses(4)	2	6
Foreign deferred tax adjustment(5)	4	—
Total special items before tax	5	14
Income tax benefit (expense) on special items	45	(1)
Total special items after tax	$50	$13

Net income, adjusted for special items	$361	$345
Diluted EPS, adjusted for special items	$0.37	$0.35
____________

(1)
This amount includes expense that was recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan (the "Stock Plan").

(2)
The amount for the three and six months ended June 30, 2015 includes $3 million of loss for transaction costs incurred in connection with sales of assets and $142 million of net gain on sales of assets, respectively, relating primarily to the sale of the Waldorf Astoria New York, as well as the following items recognized related to the sale of the Waldorf Astoria New York and properties acquired from the proceeds of that sale:

•
$6 million of expense for the six months ended June 30, 2015 from the reduction of the remaining unamortized deferred issuance costs resulting from the repayment of the mortgage loan secured by the Waldorf Astoria New York property (the "Waldorf Astoria Loan");

•	$6 million and $26 million of acquisition related transaction costs for the three and six months ended June 30, 2015, respectively;

•
$13 million of expense for the six months ended June 30, 2015 from the reduction of the remaining unamortized management contract intangible asset related to properties that were managed by Hilton prior to the acquisition; and

•	$41 million and $54 million of severance costs for the three and six months ended June 30, 2015, respectively, recognized in general, administrative and other.

(3)	In June 2015, one of Hilton's consolidated properties modified the terms of its lease agreement, resulting in a reduction in the capital lease obligation and recognition of a gain.

(4)
Expense was recognized in general, administrative and other expenses during the three and six months ended June 30, 2015 and 2014 related to costs incurred in connection with secondary equity offerings by certain selling stockholders.

(5)
On March 31, 2015, a foreign jurisdiction, where the Company had deferred tax assets, reduced the statutory rate resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense of $6 million, including $2 million attributable to noncontrolling interests.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014(1)	2015	2014(1)
Net income attributable to Hilton stockholders	$161	$209	$311	$332
Interest expense	149	158	293	311
Interest expense included in equity in earnings from unconsolidated affiliates	2	3	4	6
Income tax expense	145	121	308	204
Depreciation and amortization	173	158	348	311
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	5	7	10	15
EBITDA	635	656	1,274	1,179
Net income attributable to noncontrolling interests	6	3	6	4
Loss (gain) on sales of assets, net	3	—	(142)	—
Loss (gain) on foreign currency transactions	(5)	(32)	13	(46)
FF&E replacement reserve	14	12	27	23
Share-based and other compensation expense	92	29	122	6
Other loss (gain), net(2)	(18)	(11)	7	(14)
Other adjustment items(3)	50	17	69	30
Adjusted EBITDA	$777	$674	$1,376	$1,182
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)	Represents gains and losses on the acquisitions and dispositions of property and equipment and investments in affiliates.

(3)	Represents adjustments for reorganization costs, severance, offering costs and other items.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014(1)	2015	2014(1)
Total revenues, as reported	$2,922	$2,667	$5,521	$5,030

Less: other revenues from managed and franchised properties	(1,061)	(920)	(2,011)	(1,747)
Total revenues, excluding other revenues from managed and franchised properties	$1,861	$1,747	$3,510	$3,283

Adjusted EBITDA	$777	$674	$1,376	$1,182

Adjusted EBITDA margin	41.8%	38.6%	39.2%	36.0%
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT
(unaudited, in millions)

	June 30,	December 31,
	2015	2014
Long-term debt, including current maturities	$10,410	$10,813
Non-recourse debt, including current maturities(1)	216	248
Total long-term debt and non-recourse debt	10,626	11,061
Add: Hilton's share of unconsolidated affiliate debt	219	221
Less: cash and cash equivalents	(511)	(566)
Less: restricted cash and cash equivalents	(248)	(202)
Net debt	$10,086	$10,514
____________

(1)	Excludes the non-recourse timeshare financing receivables credit facility and the notes related to the securitization transactions.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2015
(in millions)

	Three Months Ending September 30, 2015		Revised Actual
	Low Case	High Case	Q3 2014(1)
Net income attributable to Hilton stockholders	$217	$229	$183
Interest expense	140	140	156
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	2	2	2
Income tax expense	146	154	127
Depreciation and amortization	172	172	159
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	7	7	7
EBITDA	684	704	634
Net income attributable to noncontrolling interests	5	5	4
Loss on foreign currency transactions	—	—	5
FF&E replacement reserve	11	11	9
Share-based and other compensation expense	24	24	30
Other gain, net(2)	—	—	(24)
Other adjustment items(3)	6	6	11
Adjusted EBITDA	$730	$750	$669

	Year Ending December 31, 2015		Revised Actual
	Low Case	High Case	Full Year 2014(1)
Net income attributable to Hilton stockholders	$741	$771	$673
Interest expense	572	572	618
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	8	8	10
Income tax expense	598	618	465
Depreciation and amortization	692	692	628
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	24	24	27
EBITDA	2,635	2,685	2,421
Net income attributable to noncontrolling interests	16	16	9
Gain on sales of assets, net	(142)	(142)	—
Loss (gain) on foreign currency transactions	13	13	(26)
FF&E replacement reserve	51	51	46
Share-based and other compensation expense	167	167	74
Other loss (gain), net(2)	7	7	(37)
Other adjustment items(3)	73	73	63
Adjusted EBITDA	$2,820	$2,870	$2,550
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)	Represents gains and losses on the acquisition of a controlling financial interest in certain hotels and dispositions of property and equipment and investments in affiliates in 2014.

(3)	Represents adjustments for reorganization costs, severance, offering costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2015
(in millions, except per share data)

	Three Months Ending September 30, 2015
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$217	$229
Diluted EPS, before special items	$0.21	$0.23

Net income, adjusted for special items	$217	$229
Diluted EPS, adjusted for special items	$0.21	$0.23

	Year Ending December 31, 2015
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$741	$771
Diluted EPS, before special items	$0.74	$0.78

Special items:
Share-based compensation expense(1)	$66	$66
Net gain on asset acquisitions and dispositions(2)	(43)	(43)
Gain on capital lease amendment(3)	(24)	(24)
Secondary offering expenses(4)	2	2
Foreign deferred tax adjustment(5)	4	4
Total special items before tax	5	5
Income tax benefit on special items	45	45
Total special items after tax	$50	$50

Net income, adjusted for special items	$791	$821
Diluted EPS, adjusted for special items	$0.80	$0.84
____________

(1)
This amount includes expense that was recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the Stock Plan.

(2)
This amount includes $142 million of net gain on sales of assets relating primarily to the sale of the Waldorf Astoria New York, as well as the following items recognized related to the sale of the Waldorf Astoria New York and properties acquired from the proceeds of that sale:

•	$6 million of expense from the reduction of the remaining unamortized deferred issuance costs resulting from the repayment of the Waldorf Astoria Loan;

•	$26 million of acquisition related transaction costs;

•	$13 million of expense from the reduction of the remaining unamortized management contract intangible asset related to properties that were managed by Hilton prior to the acquisition; and

•	$54 million of severance costs recognized in general, administrative and other.

(3)	This amount relates to a gain recognized when one of Hilton's consolidated properties modified the terms of its lease agreement, resulting in a reduction in the capital lease obligation.

(4)	This expense was recognized in general, administrative and other expenses related to costs incurred in connection with secondary equity offerings by certain selling stockholders.

(5)
On March 31, 2015, a foreign jurisdiction, where the Company had deferred tax assets, reduced the statutory rate resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense of $6 million, including $2 million attributable to noncontrolling interests.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under United States ("U.S.") generally accepted accounting principles ("GAAP") that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) long-term debt, including current maturities; (ii) non-recourse debt, including current maturities and excluding amounts secured by timeshare financing receivables; (iii) the Company's share of investments in affiliate debt; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,396 hotels in the Company's system as of June 30, 2015, 3,741 were classified as comparable hotels. The 655 non-comparable hotels included 76 properties, or approximately two percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

RevPAR

The Company calculates Revenue per Available Room ("RevPAR") by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at Hilton hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.